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                                                                                           EXHIBIT 11

                                       NORSTAN, INC. AND SUBSIDIARIES
                                       ------------------------------

                           STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                           -----------------------------------------------------

                                 (In thousands, except per share amounts)


                                                 Three Months Ended            Nine Months Ended
                                            ---------------------------   ---------------------------
                                             January 27,    January 28,    January 27,    January 28,
                                                1996           1995           1996           1995
                                            ------------   ------------   ------------   ------------
Primary earnings per share -
     Weighted average number of
       issued shares outstanding                  4,261          4,127          4,234          4,089
Effect of:
     1986 Long-Term Incentive Plan                  200            191            208            211
     Restated Non-Employee Directors'
       Stock Option Plan                             48             41             48             40
     Employee Stock Purchase Plan                     6             12              5              8
                                            ------------   ------------   ------------   ------------
Shares outstanding used to compute
  primary earnings per share                      4,515          4,371          4,495          4,348
                                            ------------   ------------   ------------   ------------
                                            ------------   ------------   ------------   ------------
Net income                                  $     2,293    $     1,871    $     5,875    $     4,942
                                            ------------   ------------   ------------   ------------
                                            ------------   ------------   ------------   ------------
Primary earnings per share                  $       .51    $       .43    $      1.31    $      1.14
                                            ------------   ------------   ------------   ------------
                                            ------------   ------------   ------------   ------------
Fully diluted earnings per share -

     Weighted average number of shares
       used for primary earnings per share        4,515          4,371          4,495          4,348

Effect of:
     1986  Long-Term Incentive Plan                   -              -              3              2
     Restated Non-Employee Directors'
       Stock Option Plan                              -              -              1              1
     Employee Stock Purchase Plan                     -              -              1              1
                                            ------------   ------------   ------------   ------------
Shares outstanding used to compute
     fully diluted earnings per share             4,515          4,371          4,500          4,352
                                            ------------   ------------   ------------   ------------
                                            ------------   ------------   ------------   ------------
Net income                                  $     2,293    $     1,871    $     5,875    $     4,942
                                            ------------   ------------   ------------   ------------
                                            ------------   ------------   ------------   ------------
Fully diluted earnings per share            $       .51    $       .43    $      1.31    $      1.14
                                            ------------   ------------   ------------   ------------
                                            ------------   ------------   ------------   ------------

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